AMENDMENT SEVEN

TO

DATA SHARING AGREEMENT

This Amendment Seven ("**Amendment Seven**") to the Data Sharing Agreement, dated December 21, 2018, by and between General Motors Holdings LLC and its affiliates ("**GM**") and Wejo Limited ("**Wejo**") (the "**DSA**"), as amended by Amendment One to the DSA, dated February 19, 2019 ("**Amendment One**"), Amendment Two to the DSA, dated June 25, 2019 ("**Amendment Two**"), Amendment Three to the DSA, dated November 18, 2019 ("**Amendment Three**"), Amendment Four to the DSA, dated December 5, 2019 ("**Amendment Four**"), Amendment Five to the DSA, dated April 21, 2021 ("**Amendment Five**"), and Amendment Six to the DSA, dated April 25, 2022 ("**Amendment Six**" and, collectively, the "**Agreement**"), is entered into by and between GM and Wejo and is effective as of May 2, 2022 (the "**Amendment Seven Effective Date**"). Capitalized terms not defined in this Amendment Seven have the definitions provided in the Agreement.

In consideration of the mutual covenants and conditions, the receipt and sufficiency of which are hereby acknowledged, GM and Wejo hereby agree to the following:

1. The following definition is added to the agreement:

[redacted]

2. Section 3(f)(a) is deleted in its entirety and replaced with the following:

[redacted]

3. Section 5 "License Process and Restrictions" is amended to include new section "c" as follows:

[redacted]

4. Except as expressly modified by this Amendment Seven, the Agreement remains in full force and effect. This Amendment Seven, together with the Agreement, constitute the entire agreement between GM and Wejo with respect to their subject matter and supersede all prior oral or written representations and agreements.

5. This Amendment Seven may be executed electronically and in any number of counterparts, each of which when execute shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

6. This Amendment Seven shall be governed by the laws of the State of Delaware, without regard for the principles of conflicts of laws. Each party irrevocably agrees that the US Federal Courts located in Delaware shall have exclusive jurisdiction and venue to settle any dispute or claim

arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

7. Sections 13(d) "Confidentiality"), 17 ("No Publicity"), 18 ("Notices"), 20 ("Amendments"), 21 ("Costs"), 27 ("Waiver") and 28 ("Remedies") of the Agreement shall apply to this Amendment, mutatis mutandis.

IN WITNESS WHEREOF, GM and Wejo have caused this Amendment to be executed by their duly authorized representatives, effective as of the Amendment Seven Effective Date.

General Motors Holdings LLC	Wejo Limited
By: [signature]	By: DocuSigned by: Benoit Joly 9AA0E8AB400F4C0...
Print name: Alan Wexler	Print name: Benoit Joly
Title: CR VP	Title: Chief Commercial Officer
Date: 6/1/2022	Date: 10 May 2022 | 1:55 PM BST